EXHIBIT 5.1

November 25, 2008

Atmos Energy Corporation

1800 Three Lincoln Centre

5430 LBJ Freeway

Dallas, Texas 75240

Re:	Registration Statement on Form S-3
Atmos Energy Corporation

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3, (the “Registration Statement”), of Atmos Energy Corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of up to 2,000,000 shares of the Company’s common stock, no par value per share (the “Common Stock”).

We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that the shares of Common Stock, when issued against payment therefor, will be validly issued, fully paid and non-assessable.

We render no opinion herein as to matters involving the laws of any jurisdiction other than (i) the Federal laws of the United States of America and (ii) the laws of the State of Texas. This opinion is limited to the effect of the foregoing laws as they presently exist. We express no opinion as to the effect of the laws of the Commonwealth of Virginia on any such issuance, payment and nonassessability of the Common Stock. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ GIBSON, DUNN & CRUTCHER LLP
Gibson, Dunn & Crutcher LLP